UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Under Rule 14a-12

SCHMITT INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

SENTENTIA CAPITAL MANAGEMENT, LLC SENTENTIA GROUP, LP MICHAEL R. ZAPATA ANDREW P. HINES
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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SENTENTIA GROUP, LP

September 13, 2018

Dear Fellow Schmitt Shareholder:

Sententia Group, LP and the other participants in this solicitation (collectively, “SENTENTIA” or “we”) are the beneficial owners of an aggregate of 323,937 shares of common stock, no par value per share (the “Common Stock”), of Schmitt Industries, Inc., an Oregon corporation (“Schmitt” or the “Company”), representing approximately 8.1% of the outstanding shares of Common Stock.

We believe that Schmitt has good businesses, strong brands, an attractive long-term profile and the ability to generate strong free cash flow, but is significantly undervalued due to poor leadership and a lack of strategic accountability and insight from the Company’s Board of Directors (the “Board”). We have engaged in discussions with the Board regarding changes at the Company we believe are necessary to grow, protect and enhance shareholder and stakeholder value at Schmitt. However, we believe the Board has been unwilling to embrace the meaningful change to the composition of the Board and other appropriate steps to enhance accountability and transparency for the Board and its committees that we have proposed.

The Company has a classified Board, which currently consists of five directors divided into three classes, with directors elected for three-year terms. The terms of two directors serving on the Board expire at the Company’s 2018 annual meeting of shareholders. We are nominating two independent and highly-qualified nominees to fill those seats on the Board, effectively to replace the Company’s two incumbent directors with our nominees. We believe that any attempt to decrease the size of the current Board or the number of directors up for election at the annual meeting would constitute an improper manipulation of the Company’s corporate governance. If elected, our nominees, subject to their fiduciary duties as directors, will seek to work with the other members of the Board to position Schmitt to maximize shareholder value. However, our nominees will constitute a minority on the Board and there can be no guarantee that our nominees will be able to implement the actions that they believe are necessary to do so.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed BLUE proxy card today. The attached Proxy Statement and the enclosed BLUE proxy card are first being mailed to shareholders on or about September 13, 2018.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later dated BLUE proxy card or by voting in person at the annual meeting.

If you have any questions or require any assistance with your vote, please contact InvestorCom, which is assisting us, at its address and toll-free numbers listed below.

Thank you for your support,

Michael R. Zapata
Sententia Group, LP

If you have any questions, require assistance in voting your BLUE proxy card,

or need additional copies of SENTENTIA’s proxy materials,

please contact InvestorCom at the phone numbers listed below.

65 Locust Avenue, Suite 302

New Canaan, CT 06840

Shareholders call toll free at (877) 972-0090

Banks and Brokers may call collect at (203) 972-9300

2018 ANNUAL MEETING OF SHAREHOLDERS
OF
SCHMITT INDUSTRIES, INC.

_________________________

PROXY STATEMENT
OF
SENTENTIA GROUP, LP
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD TODAY

Sententia Capital Management, LLC (“Sententia Capital”) and Sententia Group, LP (“Sententia LP”), together with the other participants in this solicitation named herein (collectively, “SENTENTIA” or “we”), beneficially own approximately 8.1% of the outstanding shares of common stock, no par value per share (“Common Stock”), of Schmitt Industries, Inc., an Oregon corporation (“Schmitt” or the “Company”), and are furnishing this proxy statement (this “Proxy Statement”) and accompanying BLUE proxy card to holders of Common Stock in connection with the solicitation of proxies in connection with the Company’s 2018 annual meeting of shareholders (including any and all adjournments, postponements, continuations or reschedulings thereof, or any other meeting of shareholders held in lieu thereof, the “ Annual Meeting”). The Annual Meeting is scheduled to be held at on Friday, October 12, 2018, at 3:00 p.m. local time, at the Company’s headquarters at 2765 N.W. Nicolai St., Portland, Oregon 97210.

We are seeking to elect two highly qualified candidates to the Company’s Board of Directors (the “Board”) at the Annual Meeting because we believe that meaningful change to the composition of the Board is necessary to grow, protect and enhance shareholder and stakeholder value at Schmitt. These individuals have unquestionable leadership skills, experience and integrity, and would work constructively with the other members of the Board to create value for the benefit of all Schmitt shareholders and stakeholders. We are seeking your support at the Annual Meeting for the following:

1.	to elect SENTENTIA’s two director nominees, Andrew. P. Hines and Michael R. Zapata (collectively, the “Nominees”), to the Board as directors to serve until the Company’s 2021 annual meeting of shareholders and until their respective successors are duly elected and qualified;
2.	to vote, on an advisory basis, on the compensation paid to the Company’s named executive officers;

3.	to ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending May 31, 2019; and

4.	to transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

As of the date hereof, the participants in this solicitation collectively own 323,937 shares of Common Stock (the “Sententia Group Shares”). We intend to vote such shares FOR the election of the Nominees, AGAINST the approval of the advisory vote on the compensation of the Company’s named executive officers, as described herein, and FOR the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending May 31, 2019.

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The Company has set the close of business on August 24, 2018 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). The mailing address of the principal executive offices of the Company is 2765 N.W. Nicolai Street, Portland, Oregon 97210. Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of the Record Date, there were 3,994,545 shares of Common Stock outstanding.

THIS SOLICITATION IS BEING MADE BY SENTENTIA AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH SENTENTIA IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED BLUE PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

SENTENTIA URGES YOU TO SIGN, DATE AND RETURN THE BLUE PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting —
This Proxy Statement and our BLUE proxy card are available at
www.icommaterials.com/SMIT.

______________________________

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IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own. SENTENTIA urges you to sign, date, and return the enclosed BLUE proxy card today to vote FOR the election of the Nominees.

•	If your shares of Common Stock are registered in your own name, please sign and date the enclosed BLUE proxy card and return it to SENTENTIA, c/o InvestorCom, in the enclosed postage-paid envelope today.
•	If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a BLUE voting form, are being forwarded to you by your broker or bank. As a beneficial owner, if you wish to vote, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.
•	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company. Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us. Remember, you can vote for our two Nominees only on our BLUE proxy card. So please make certain that the latest dated proxy card you return is the BLUE proxy card.

If you have any questions, require assistance in voting your BLUE proxy card,

or need additional copies of SENTENTIA’s proxy materials,

please contact InvestorCom at the phone numbers listed below.

65 Locust Avenue, Suite 302

New Canaan, CT 06840

Shareholders call toll free at (877) 972-0090

Banks and Brokers may call collect at (203) 972-9300

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Background to the Solicitation

The following is a chronology of material events leading up to this proxy solicitation:

•	On October 23, 2017, Michael Zapata had a telephone conversation with David Hudson, then the Chief Executive Officer of the Company. During the conversation, Mr. Zapata inquired about the disposition of the Company’s real estate and streamlining of the businesses, in addition to funding uses with the real estate proceeds.
•	On January 8, 2018, the Company announced the resignation of Mr. Hudson and the appointment of David W. Case, son of the Company’s founder Wayne A. Case, as Chief Executive Officer.
•	On March 9, 2018, Mr. Zapata had a telephone conversation with Ann Ferguson, the Company’s Chief Financial Officer. During the conversation, Mr. Zapata inquired about the disposition of the Company’s real estate and synergies of the three Schmitt businesses.
•	On April 13, 2018, the Company filed its Third Quarter 10-Q and noted its recent termination of its active listing of one of its parcels of property located at 2765 N.W. Nicolai Street in Portland, Oregon, “given market conditions and other factors”.
•	On April 16, 2018, Mr. Zapata had a telephone conversation with Ms. Ferguson. During the conversation, Mr. Zapata inquired about the decision to pull the real estate off the market as well as corporate costs for Schmitt to remain a public company. Mr. Zapata expressed his concerns with respect to recent strategic decisions by management.
•	On May 11, 2018, Mr. Zapata had a telephone conversation with Michael Ellsworth, the Company’s Chairman of the Board. During the conversation, Mr. Zapata inquired about the business in general including plans for the Company’s real estate and potential value for its business segments.
•	On May 14, 2018, Mr. Zapata sent a private letter to the Board. In the letter, Mr. Zapata expressed concerns about the unprofitable growth of Schmitt over the previous 14 years, the appointment of Mr. Case as Chief Executive Officer given his experience as the Company’s Vice President of Operations during that time period, and the apparent unwillingness of the Board to consider third party inquiries into acquiring its businesses.
•	On June 11, 2018, Sententia Capital filed a Schedule 13D disclosing a 6.6% ownership position in Schmitt. In the Schedule 13D, Sententia Capital noted its intention to make proposals to the Board regarding Board representation and a special committee to pursue strategic alternatives, to maximize shareholder value.
•	On June 14, 2018, Mr. Zapata met with members of the Board and Company counsel in person in Portland, Oregon. At the meeting, Mr. Zapata asked about the decision to pull the real estate off the market, the unprofitability of the Company, the costs of remaining a public company, and the lack of insider ownership and stock purchases.
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•	On June 18, 2018, Mr. Zapata sent an e-mail to Mr. Ellsworth regarding a proposed settlement framework providing for, among other things, adding two new independent directors to the Board, with one existing director resigning immediately or upon the expiration of his term at the Annual Meeting.
•	On July 15, 2018, Mr. Ellsworth delivered a letter to Mr. Zapata responding to SENTENTIA’s proposal. Over the course of the next month, the Board and SENTENTIA, and their respective representatives, engaged in discussions regarding potential settlement terms.
•	On August 16, 2018, Sententia LP delivered a letter (the “Nomination letter”) to the Company nominating Andrew P. Hines and Michael R. Zapata for election to the Board at the Annual Meeting. Following delivery of the Nomination Letter, the Board and SENTENTIA, and their respective representatives, continued to engage in discussions regarding potential settlement terms.
•	On August 22, 2018, SENTENTIA issued a public letter to the Board regarding its nomination of two candidates for election to the Board at the Annual Meeting. In the letter, SENTENTIA stated that it believes adding new directors aligned with the Company’s shareholders and stakeholders is critical to establishing accountably and credibility at Schmitt. SENTENTIA also expressed its intention to continue its efforts to work cooperatively with the Board to enhance shareholder value and to avoid an election contest. The Board and SENTENTIA, and their respective representatives, continued to engage in discussions regarding potential settlement terms.
•

On the evening of August 29, 2018, as part of the parties’ continued discussions regarding potential settlement terms, Schmitt’s counsel informed SENTENTIA’s counsel of a new settlement offer consisting of (i) the appointment of either Mr. Hines or Mr. Zapata as one of five Board members, (ii) adding the one new director to the Board’s Strategic Advisory Committee and (iii) $10 thousand of expense reimbursement for SENTENTIA. Schmitt stated that a response to such offer was needed that same evening. SENTENTIA determined not to accept such offer based on its belief that, by continuing to pursue an election contest and thereby demonstrate to the Board the support among stockholders for change at Schmitt, SENTENTIA ultimately would be able to effect more meaningful change to the Board and the Company.

•	On August 30, 2018, Schmitt’s counsel informed SENTENTIA’s counsel that Schmitt had withdrawn its offer to settle.

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REASONS FOR THE SOLICITATION

WE BELIEVE THAT MEANINGFUL IMPROVEMENT TO
SCHMITT’S BOARD IS NEEDED NOW

We believe that Schmitt has good businesses, strong brands, an attractive long-term profile and the ability to generate strong free cash flow, but is significantly undervalued due to poor leadership and a lack of strategic accountability and insight from the Board. We have engaged in discussions with the Board regarding changes at the Company we believe are necessary to grow, protect and enhance shareholder and stakeholder value at Schmitt. However, we believe the Board has been unwilling to embrace the meaningful change to the composition of the Board and other appropriate steps necessary to enhance accountability and transparency for the Board and its committees that we have proposed.

We are convinced that significant change in the boardroom is a necessary precondition to meaningful improvement at Schmitt. Therefore, we are soliciting your support at the Annual Meeting to elect our two highly qualified Nominees, who we believe would bring to the Board significant and relevant experience, and a commitment to maximizing value for all shareholders and stakeholders.

We are Concerned by Schmitt’s Many Years of Underperformance

The current directors of Schmitt have presided over prolonged underperformance and we believe they must be held accountable for the massive destruction of value that has occurred under their watch. The Company’s total shareholder returns have been underperforming the broader equity market and peer groups over the past three, five and ten-year periods.

Cumulative Returns
As of June 10, 2018	3 year	5 year	10 year
RBC Micro Cap Value I (RMVIX)	31%	78%	136%
Vanguard Industrial ETF (VIS)	42%	90%	147%
Small-cap Industrials and Electronics	15%	27%	23%
Average	29%	65%	102%
SMIT	(5%)	(15%)	(56%)
Over / (Under)performance	(35%)	(79%)	(159%)

Notes:

1)	June 10 was the day before Sententia Capital filed its initial Schedule 13D with the Securities and Exchange Commission
2)	Small-cap Industrials and Electronics consists of the median annual return for all US-headquartered publicly-traded companies with market caps less than $500 million that participate in the following industries: machinery; industrial machinery; electronic equipment and instruments; and electronic equipment, instruments, and components
3)	Returns are calculated based on change in price and therefore exclude dividends
4)	Data sourced from Sentieo and Yahoo Finance

The two incumbent directors we are seeking to replace at the Annual Meeting, Maynard E. Brown and David W. Case, have been on the Board or in senior leadership roles at the Company for over 20 years and need to be held accountable for the destruction of shareholder value over that period. Since Mr. Case’s appointment to Vice President of Operations in 1996, at which time Mr. Brown was also a director (since 1992), the Company’s share price has declined ~90%.

More recently, over the past five years, Schmitt’s share price is down 15% versus an average of 65% gain for the below benchmarks.

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Cumulative Returns
For the period ending June 10,	2013	2014	2015	2016	2017	2018

Benchmark Performance
RBC Micro Cap Value I (RMVIX)	100%	123%	136%	128%	156%	178%
Vanguard Industrial ETF (VIS)	100%	129%	133%	136%	166%	190%
Small-cap Industrials and Electronics	100%	120%	110%	98%	127%	127%

SMIT	100%	91%	90%	71%	61%	85%

Over/(Underperformance)
RBC Micro Cap Value I (RMVIX)		(32%)	(46%)	(58%)	(95%)	(93%)
Vanguard Industrial ETF (VIS)		(38%)	(43%)	(65%)	(105%)	(104%)
Small-cap Industrials and Electronics		(29%)	(20%)	(28%)	(66%)	(41%)
Average		(33%)	(36%)	(50%)	(88%)	(79%)

Notes:

1)	June 10 was the day before Sententia Capital filed its initial Schedule 13D with the Securities and Exchange Commission
2)	Small-cap Industrials and Electronics consists of the median annual return for all US-headquartered publicly-traded companies with market caps less than $500 million that participate in the following industries: machinery; industrial machinery; electronic equipment and instruments; and electronic equipment, instruments, and components
3)	Returns are calculated based on change in price and therefore exclude dividends
4)	Data sourced from Sentieo and Yahoo Finance

We are Concerned with Schmitt’s lack of Accountability

Despite Schmitt’s poor performance, three of the Company’s four non-executive directors have served on the Board for 12 years or more, and Mr. Case, who had been responsible for overseeing the Company’s operational performance as Vice President of Operations since 1996, was appointed Chief Executive Officer in January 2018. Where is the accountability to shareholders for the destruction of shareholder value?

It is evident to us that meaningful change to the composition of the Board is needed at Schmitt. Our Nominees collectively bring significant experience and complimentary skill-sets in the areas of capital allocation, strategy and execution and return on invested capital, which we believe can help restore value for shareholders.

We are Concerned by Operational Issues and Apparent Strategic Shortcomings Plaguing the Company

Profitless Revenue Growth

Schmitt has grown from $7.9 million in revenue to $13.9 million in revenue from 2004 to 2018. However, that revenue growth has not helped improve net income, which has been negative for eight of the past 10 years.

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Schmitt Revenue ($ in millions)
$15.0
$12.0
$9.0
$6.0
$3.0
$0.0
$7.9
$10.5
$11.5
$11.9
$11.4
$9.5
$6.8
$11.5
$14.4
$12.5
$12.1
$13.1
$11.7
$12.4
$13.9
'04
'05
'06
'07
'08
'09
'10
'11
'12
'13
'14
'15
'16
'17
'18

Schmitt Net Income ($ in millions)
$2.0
$1.0
$0.0
($1.0)
($2.0)
($3.0)
$0.5
$1.6
$1.3
$1.3
$1.1
($2.2)
($1.7)
($0.2)
$0.1
($0.5)
($0.5)
($0.1)
($1.5)
($1.1)
$0.2
'04
'05
'06
'07
'08
'09
'10
'11
'12
'13
'14
'15
'16
'17
'18

Source: Company SEC filings

Schmitt has been a long-term money loser for shareholders. Schmitt had a net loss for each of the five years from 2013 till 2017, and had minor net income for 2018 only due to a turnaround in the last quarter. Cumulative net income from fiscal years 2009 to 2018 totals negative $7.5 million and the shares declined from $6.25 on May 30, 2008 (last day of trading prior to fiscal year 2008 end) to $2.29 on May 31, 2018 (last day of trading prior to fiscal year 2018 end).

In our view, the management team has focused on sales growth at the expense of improving returns on incremental capital. Given the Company’s history, we are concerned that this will continue to be the case unless meaningful changes are made to the Board and its transparency to investors. Our Nominees have significant experience in capital allocation and, if elected to the Board, intend to seek to increase the Company’s return on capital.

Troubling Operating Performance at Schmitt

Schmitt’s EBITDA has declined from $2 million in 2007 to $0.36 million in 2018. We believe that management should be held responsible for this decline.

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Fiscal Year	2004	2005	2006	2007	2008	2009	2010	2011

Operating profit	437,266	1,216,460	1,733,596	1,768,450	859,960	(1,912,937)	(1,726,690)	(195,682)
Depreciation and Amortization	188,314	214,933	210,606	205,911	238,984	410,653	362,027	340,689
EBITDA	625,580	1,431,393	1,944,202	1,974,361	1,098,944	(1,502,284)	(1,364,663)	145,007

Fiscal Year	2012	2013	2014	2015	2016	2017	2018

Operating profit	57,284	(562,272)	(512,405)	(64,459)	(1,436,474)	(988,684)	155,372
Depreciation and Amortization	344,553	347,715	328,293	266,572	245,824	219,082	205,239
EBITDA	401,837	(214,557)	(184,112)	202,113	(1,190,650)	(769,602)	360,611

Source: Company SEC filings

General and Administrative Expenses Have Not Provided Operating Leverage

We believe Schmitt has failed to utilize sufficient operating leverage despite its growing sales base. As shown above, the Company’s revenue grew by nearly 100% from 2004 to 2018. However, net income and EBITDA significantly declined over that period. We believe that Schmitt’s diminishing profitability despite revenues increases over that period exhibits poor use of operating leverage. If elected, our Nominees intend to focus on culling unnecessary general & administrative expenses.

We Are Concerned about the Company’s Poor Corporate Governance

We also are concerned with the Company’s poor corporate governance, which severely limits the ability of shareholders to seek effective change at Schmitt and entrenches the Board and management. The Board is classified into three separate classes, meaning its directors are only subject to re-election by shareholders once every three years. In our view, the ability of shareholders to select directors each year is an important check on the performance of the Board. It is critical in allowing shareholder input on the direction and state of the Company and ensures the best individuals are on the Board to oversee their investment. To the contrary, the Board’s current classified structure, in our view, impedes shareholders’ ability to regularly and effectively evaluate the performance of their directors and insulates and entrenches the incumbents. Moreover, four of the Company’s five directors have been on the Board or in senior leadership positions with the Company for 12 or more years.

In addition to having a staggered board, the Company has other shareholder-unfriendly corporate governance provisions that insulate the Board from accountability to shareholders. The Company uses a plurality vote standard for the election of directors in uncontested elections (with no resignation policy for failure to obtain majority support), as a result of which every nominee is elected upon receiving just one “For” vote, which is viewed as poor corporate governance by proxy advisory firms. Additionally, shareholders cannot act by written consent (other than unanimously by all shareholders), can only call a special meeting by action of 25% of the shares outstanding and cannot remove directors other than for cause by a vote of two-thirds of the shares outstanding. Further, the Company’s organizational documents have supermajority approval requirements for amendments, including for any amendments to the Company’s Second Restated Bylaws (the “Bylaws”).

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We are Concerned that the Board is Not Aligned with Shareholders

We believe the Board’s apparent ineffectiveness in tackling the persistent destruction of shareholder value at Schmitt may be due to a troubling misalignment of interests between the Board and Schmitt’s shareholders. The five members of the Board, one of whom is the son of the Company’s founder and three of whom have served on the Board for 12 or more years, collectively own outright only 3% of the Company’s common stock outstanding, approximately 2/3 of which are owned by Mr. Case.[1] We believe that the lack of investment by the incumbent Board represents a misalignment between their interests and the interests of the Company’s current shareholders. On the other hand, although neither Mr. Hines nor Mr. Zapata owns Common Stock directly, Mr. Zapata as the Managing Member of Sententia Capital beneficially owns approximately 8.1% of the outstanding shares of Common Stock and therefore he has significant financial interests directly aligned with the Company’s shareholders. Mr. Hines has expressed his intention to invest in the Common Stock following his election to the Board.

Source: Company SEC filings

Note: David Hudson was not considered independent beginning in 2016 due to his position as President and Chief Executive Officer from January 2016 to January 2018

Our Nominees Have the Experience, Qualifications and Commitment Necessary to Fully Explore Available Opportunities to Maximize Value for the Company’s Shareholders and Stakeholders

For the reasons set forth above, we believe that immediate change in leadership is needed for Schmitt to reliably and sustainably create shareholder value. We have identified and are nominating two highly qualified directors who would bring substantial expertise and deep experience to the Board, and would seek to work with the other members of the Board to position the Company to maximize value for all Schmitt shareholders and stakeholders. Andrew P. Hines would bring to the Board significant industry and public company board experience. Michael R. Zapata would bring to the Board financial, strategic planning and execution expertise.

1 Source: Company SEC filings

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THERE IS A BETTER WAY FORWARD FOR SCHMITT

We strongly believe that despite management’s and the Board’s apparent failures, Schmitt has tremendous potential for growth and value enhancement over the long-term. If elected, our Nominees will aim to work with the rest of the Board to conduct a rigorous analysis of management’s and the Board’s current strategy to effectively manage the operations, as well as review all available alternatives to enhance shareholder value. Our Nominees are committed to maximizing value for all shareholders over the long term. We are confident that there are actions directly within the control of the Board and management team that represent a tremendous opportunity to produce higher returns for shareholders.

11

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company has a classified Board, which currently consists of five directors divided into three classes, with directors elected for three-year terms. The terms of two directors serving on the Board expire at the Annual Meeting. We are nominating two independent and highly-qualified Nominees, Andrew P. Hines and Michael R. Zapata, to fill those seats on the Board, effectively to replace the Company’s two incumbent directors with our Nominees. If elected, our Nominees, subject to their fiduciary duties as directors, will seek to work with the other members of the Board to position Schmitt to maximize shareholder value. However, our Nominees will constitute a minority on the Board and there can be no guarantee that our Nominees will be able to implement the actions that they believe are necessary to do so.

THE NOMINEES

Set forth below are the names, ages and business experience for the past five years and certain other information for our Nominees. The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments. The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company are set forth above in the section entitled “Reasons for the Solicitation” and below. This information has been furnished to us by the Nominees.

Andrew P. Hines, age 78, has been the Principal of Hines & Associates, LLC, a consulting firm, since 2000. Previously he served as Executive Vice President and Chief Financial Officer of Natural Markets Foods Group, a chain of organic food markets, from October 2015 to November 2016, as Executive Vice President and Chief Financial Officer of Sonar Entertainment, a developer, producer and distributer of original made-for-television movies and mini-series, from June 2011 to June 2014, and as Executive Vice President and Chief Financial Officer of World Color Press Inc. (f/k/a Quebecor World), a provider of high-value and comprehensive print, digital, and related services to businesses worldwide, from September 2009 to June 2010. Additionally, Mr. Hines served as Vice President and Chief Financial Officer of GenTek, Inc., a manufacturer of industrial components and performance chemicals, from October 2005 to September 2006, as Executive Vice President & Chief Financial Officer of Onboard Marine Corporation, a marine engine and boat manufacturer, from 1997 to 2000, and as Senior Vice President & Chief Financial Officer of F.W. Woolworth Company, a retail company and one of the original pioneers of the five-and-dime store, from 1994 to 1997. Mr. Hines also served as the Senior Vice President & Chief Financial Officer of Adidas, USA, the North American division of Adidas AG (ETR: ADS), a multinational corporation that designs and manufactures shoes, clothing and accessories, from 1989 to 2002, and in various senior financial positions with RJR Nabisco, Inc., formerly a conglomerate that sold tobacco and food products, from 1976 to 1989. Mr. Hines has served as a director for Tronox Limited (NYSE: TROX), a worldwide chemical company, since 2012, Intermap Technologies (TSE: IMP), a geospatial industry leader that provides location-based solutions with its powerful suite of software applications, since July 2016. Mr. Hines was previously a director with C&D Technologies, Inc., a storage battery manufacturing company and a director of Superior Essex, Inc., one of the largest wire and cable manufacturers, from November 2003 to 2007. He is a member of the American Institute and New York Society of Certified Public Accountants. Mr. Hines has a B.B.A. from St. John’s University and attended Harvard University Management Consulting.

SENTENTIA believes that Mr. Hines’ significant industry experience and his public company board experience will make him a valuable addition to the Board.

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Michael R. Zapata, age 40, has been the Founder and Managing Member of Sententia Capital, a value investing focused investment management firm, since 2012. His experience prior to Sententia Capital featured extensive leadership roles during his nearly 10 years of service in the U.S. Navy. During his service from 2001 to 2010, he held various leadership roles during the Global War on Terror, including Troop Commander for the nation’s premiere SEAL assault force. Deploying to locations including Iraq, Afghanistan, Africa, the Middle East and the Arabian Peninsula, he brings valuable insight and expertise in intelligence fusion, operational execution, strategic planning and risk mitigation. Mr. Zapata has served as a director on Intermap Technologies (TSE: IMP), a geospatial industry leader that provides location-based solutions with its powerful suite of software applications, since 2016. He also serves as a director of Tip of the Spear Foundation, a non-profit dedicated to supporting Elite Operators and their families during times of need. Mr. Zapata received his B.S. from Texas A&M University, where he was recognized an Dougherty Award Recipient. He received his M.B.A. from Columbia University as a student in the Heilbrunn Center for Value Investing.

SENTENTIA believes Mr. Zapata’s financial, strategic planning and execution expertise will make him a valuable addition to the Board.

Mr. Hines’ principal business address is 28 Stoneleigh Park, Westfield, NJ 07090. Mr. Zapata’s principal business address is c/o Sententia Capital Management, LLC, van Biema Value Partners, 745 5th Avenue, 14th Floor, New York, New York 10151.

As of the date hereof, Mr. Hines does not directly or beneficially own any securities of the Company and has not entered into any transactions in securities of the Company during the past two years. As of the date hereof, Mr. Zapata does not directly own any securities of the Company and has not made any direct purchases or sales of any securities of the Company during the past two years.  Mr. Zapata, as the Managing Member of Sententia Capital, the General Partner of Sententia LP, may be deemed the beneficial owner of the 323,937 shares of Common Stock beneficially owned by Sententia LP.

For information regarding purchases and sales during the past two years by the Nominees and by the members of the Group (as defined below) of securities of the Company, see Schedule I.

On August 16, 2018, Sententia LP, Sententia Capital, Mr. Zapata and Mr. Hines (collectively, the “Group”) entered into a Joint Filing and Solicitation Agreement pursuant to which, among other things, (i) the Group agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of the Company and (ii) the Group agreed to solicit proxies or written consents for the election of the Nominees at the Annual Meeting.

Other than as stated herein, and except for compensation received by Mr. Zapata as an employee of Sententia Capital, there are no arrangements or understandings between the members of the Group or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each Nominee to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting. None of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceeding.

Based on the information furnished by the Nominees, SENTENTIA believes each Nominee presently is, and if elected as a director of the Company would be, an “independent director” within the meaning of (i) applicable NASDAQ listing standards applicable to board composition, including Rule 5605(a)(2), and (ii) Section 301 of the Sarbanes-Oxley Act of 2002.

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We do not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve, or for good cause will not serve, the shares of Common Stock represented by the enclosed BLUE proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Company’s organizational documents and applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Company’s organizational documents and applicable law. In any such case, shares of Common Stock represented by the enclosed BLUE proxy card will be voted for such substitute nominee(s). We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Company’s organizational documents and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to our position that any attempt to increase the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of the Company’s corporate governance.

While we currently intend to vote all of the Sententia Group Shares in favor of the election of the Nominees, we reserve the right to vote some or all of the Sententia Group Shares for some or all of the Company’s director nominees, as we see fit, in order to achieve a Board composition that we believe is in the best interest of all shareholders. We would only intend to vote some or all of the Sententia Group Shares for some or all of the Company’s director nominees in the event it were to become apparent to us, based on the projected voting results at such time, that less than all of the Nominees would be elected at the Annual Meeting and that by voting the Sententia Group Shares we could help elect the Company nominees that we believe are the most qualified to serve as directors and thus help achieve a Board composition that we believe is in the best interest of all shareholders. Shareholders should understand, however, that all shares of Common Stock represented by the enclosed BLUE proxy card will be voted at the Annual Meeting as marked.

WE URGE YOU TO VOTE “FOR” THE ELECTION OF THE NOMINEES ON THE ENCLOSED BLUE PROXY CARD.

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PROPOSAL NO. 2

ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

As discussed in further detail in the Company’s proxy statement, the Company is asking shareholders to indicate their support for the Company’s named executive officer compensation as disclosed in the Company’s proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to express their views on the Company’s executive compensation. As disclosed in the Company’s proxy statement, this vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in the Company’s proxy statement. Accordingly, the Company is asking its shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

As disclosed in the Company’s proxy statement, the say-on-pay vote is advisory, and therefore not binding on the Company. As disclosed in the Company’s proxy statement, to the extent there is any significant vote against the named executive officer compensation as disclosed in the Company’s proxy statement, the Company will consider the concerns of the shareholders and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTEND TO VOTE OUR SHARES “AGAINST” THIS PROPOSAL.

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PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company’s proxy statement, the Audit Committee of the Board has appointed Moss Adams LLP to act as independent auditors for the Company for the fiscal year ending May 31, 2019, and further directed that the selection of the independent registered public accounting firm be submitted for ratification by the shareholders at the Annual Meeting.

Additional disclosure regarding Moss Adams LLP and its relationship with the Company is included in the Company’s proxy statement.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE RATIFICATION OF THE appointment OF Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending May 31, 2019, AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

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VOTING AND PROXY PROCEDURES

Only shareholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Shareholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares. Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares after the Record Date. Based on publicly available information, SENTENTIA believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Common Stock.

Shares of Common Stock represented by properly executed BLUE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees, AGAINST the say-on-pay proposal, and FOR the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending May 31, 2019.

According to the Company’s proxy statement for the Annual Meeting, the current Board intends to nominate two candidates for election at the Annual Meeting. This Proxy Statement is soliciting proxies to elect only our two Nominees. Accordingly, the enclosed BLUE proxy card may only be voted for our Nominees and does not confer voting power with respect to the Company’s nominees. The participants in this solicitation intend to vote the Sententia Group Shares in favor of our Nominees. Shareholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees.

While we currently intend to vote all of the Sententia Group Shares in favor of the election of the Nominees, we reserve the right to vote some or all of the Sententia Group Shares for some or all of the Company’s director nominees, as we see fit, in order to achieve a Board composition that we believe is in the best interest of all shareholders. We would only intend to vote some or all of the Sententia Group Shares for some or all of the Company’s director nominees in the event it were to become apparent to us, based on the projected voting results at such time, that less than all of the Nominees would be elected at the Annual Meeting and that by voting the Sententia Group Shares we could help elect the Company nominees that we believe are the most qualified to serve as directors and thus help achieve a Board composition that we believe is in the best interest of all shareholders. Shareholders should understand, however, that all shares of Common Stock represented by the enclosed BLUE proxy card will be voted at the Annual Meeting as marked.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

According to the Company’s proxy statement, abstentions and “broker non-votes” are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the outcome of any of the proposals to be voted upon. If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under applicable rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting on any of the proposals.

If you are a shareholder of record, you must deliver your vote by mail or attend the Annual Meeting in person and vote in order to be counted in the determination of a quorum.

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If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum. Brokers do not have discretionary authority to vote on any of the proposals at the Annual Meeting. Accordingly, unless you vote via proxy card or provide instructions to your broker, your shares of Common Stock will not count for purposes of attaining a quorum and will not be voted on any of the proposals.

VOTES REQUIRED FOR APPROVAL

Election of Directors ─ According to the Company’s proxy statement, under Oregon law and the Company’s Second Restated Articles of Incorporation and Bylaws, the Company’s directors are elected by a plurality of the shares voted at the Annual Meeting. As a result, the two nominees for director receiving the largest number of “FOR” votes cast will be elected as directors of the Company. With respect to the election of directors, only votes cast “FOR” a nominee will be counted. Proxy cards specifying that votes should be withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. Therefore, withhold votes and broker non-votes will have no direct effect on the outcome of the election of directors.

Advisory Vote on Executive Compensation ─ According to the Company’s proxy statement, the advisory vote on executive compensation of the Company’s named executive officers must be approved by a majority of the shares voted at the Annual Meeting without regard to broker non-votes or proxies marked “ABSTAIN”. Therefore, abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

Ratification of Appointment of Independent Registered Public Accounting Firm ─ According to the Company’s proxy statement, the ratification of the Company’s independent registered public accounting firm must be approved by a majority of the shares voted at the Annual Meeting without regard to broker non-votes or proxies marked “ABSTAIN”. Therefore, abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

If you sign and submit your BLUE proxy card without specifying how you would like your shares voted, your shares will be voted FOR the election of the Nominees, AGAINST the say-on-pay proposal, FOR the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending May 31, 2019, and in accordance with the discretion of the persons named on the BLUE proxy card with respect to any other matters that may be voted upon at the Annual Meeting.

REVOCATION OF PROXIES

Shareholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although, attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy that is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to SENTENTIA in care of InvestorCom at the address set forth on the back cover of this Proxy Statement or to the Company at 2765 N.W. Nicolai Street, Portland, Oregon 97210, or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to SENTENTIA in care of InvestorCom at the address set forth on the back cover of this Proxy Statement so we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting. Additionally, InvestorCom may use this information to contact shareholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

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SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by SENTENTIA. Proxies may be solicited by mail, facsimile, telephone, Internet, in person and by advertisements.

Sententia Capital has entered into an agreement with InvestorCom for solicitation and advisory services in connection with this solicitation, for which InvestorCom will receive a fee not to exceed $12,500, together with reimbursement for certain of its expenses, and will be indemnified against certain liabilities and expenses arising out of InvestorCom’s fulfillment of the agreement. InvestorCom will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. SENTENTIA has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. SENTENTIA will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that InvestorCom will employ approximately 25 persons to solicit shareholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by SENTENTIA. Costs of this solicitation of proxies are currently estimated to be approximately $115,000 (including, but not limited to, fees for attorneys, solicitors and other advisors, and other costs incidental to the solicitation). SENTENTIA estimates that through the date hereof its expenses in connection with this solicitation are approximately $65,000. To the extent legally permissible, if SENTENTIA is successful in its proxy solicitation, SENTENTIA intends to seek reimbursement from the Company for the expenses it incurs in connection with this solicitation. SENTENTIA does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The “Participants” in the proxy solicitation are Sententia LP, Sententia Capital and the Nominees. The principal business of Sententia LP is investing in securities. The principal business of Sententia Capital is investing for funds and accounts under its management. The principal occupation of Mr. Hines is serving as the Principal for Hines & Associates, LLC. The principal occupation of Mr. Zapata is serving as the Managing Member of Sententia Capital.

The business address of Sententia LP and Sententia Capital is c/o Sententia Capital Management, LLC, van Biema Value Partners, 745 5th Avenue, 14th Floor, New York, New York 10151.

As of the date hereof, Sententia LP beneficially owns 323,937 shares of Common Stock. Sententia Capital, as the General Partner of Sententia LP, and Mr. Zapata, as the Managing Member of Sententia Capital, may be deemed to beneficially own the 323,937 shares of Common Stock owned by Sententia LP. As of the date hereof, Mr. Hines does not beneficially own any shares of Common Stock.

Each Participant disclaims beneficial ownership of the shares of Common Stock that he or it does not directly own. For information regarding purchases and sales of securities of the Company during the past two years by the Participants, see Schedule I.

Other than as disclosed on elsewhere in this Proxy Statement, the Participants have not effected any transaction in securities of the Company in the past two years. The shares of Common Stock owned by Sententia LP were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business) in open market purchases.

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Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no Participant has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the 2018 Annual Meeting; (xii) no Participant holds any positions or offices with the Company; (xiii) no Participant has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer; and (xiv) no companies or organizations, with which any of the Participants has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company.

There are no material proceedings to which any participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), occurred during the past 10 years.

CERTAIN ADDITIONAL INFORMATION

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in your household. SENTENTIA will promptly deliver a separate copy of the document to you if you write to or call our proxy solicitor, InvestorCom, at the address set forth on the back cover of this Proxy Statement. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our proxy solicitor at the address and phone number set forth on the back cover of this Proxy Statement.

The information concerning the Company and the proposals in the Company’s proxy statement contained in this Proxy Statement has been taken from, or is based upon, publicly available documents on file with the Securities and Exchange Commission and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of the Company, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements. All information relating to any person other than the Participants is given only to the knowledge of SENTENTIA.

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This Proxy Statement is dated September 13, 2018. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to stockholders shall not create any implication to the contrary.

SHAREHOLDER PROPOSALS

According to the Company’s proxy statement, any shareholder proposal must be received by the Company not later than April 19, 2019 to be eligible for inclusion in the Company’s proxy statement in connection with the Company’s 2019 annual meeting of shareholders (the “2019 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act.

According to the Company’s proxy statement, under the Bylaws, a proposal or director nomination that a shareholder does not seek to include in the Company’s proxy statement in connection with the 2019 Annual Meeting pursuant to Rule 14a-8 may be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an 2019 Annual Meeting, unless notice or public disclosure of the date of the 2019 Annual Meeting occurs less than 60 days prior to the date of the 2019 Annual Meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the 2019 Annual Meeting was mailed or public disclosure thereof was made.

The information set forth above regarding the procedures for submitting shareholder proposals for consideration at the 2019 Annual Meeting is based on information contained in the Company’s proxy statement and the Bylaws. The incorporation of this information in this proxy statement should not be construed as an admission by SENTENTIA that such procedures are legal, valid or binding.

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING. THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND OTHER IMPORTANT INFORMATION. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE COMMON STOCK AND THE OWNERSHIP OF THE COMMON STOCK BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

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SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY BY THE PARTICIPANTS DURING THE PAST TWO YEARS

Nature of the Transaction	Securities Purchased/(Sold)	Date of Purchase / Sale

SENTENTIA GROUP, LP

Purchase of Common Stock	14,000	10/23/2017
Purchase of Common Stock	14,000	11/03/2017
Purchase of Common Stock	200	11/06/2017
Purchase of Common Stock	15,896	12/27/2017
Purchase of Common Stock	10,904	04/13/2018
Purchase of Common Stock	10,000	04/25/2018
Purchase of Common Stock	50,000	05/04/2018
Purchase of Common Stock	15,000	05/07/2018
Purchase of Common Stock	10,000	05/11/2018
Purchase of Common Stock	100	05/14/2018
Purchase of Common Stock	5,282	05/18/2018
Purchase of Common Stock	10,400	05/21/2018
Purchase of Common Stock	5,000	05/22/2018
Purchase of Common Stock	10,000	05/23/2018
Purchase of Common Stock	1,226	05/24/2018
Purchase of Common Stock	3,950	05/25/2018
Purchase of Common Stock	4,536	05/29/2018
Purchase of Common Stock	4,271	05/30/2018
Purchase of Common Stock	19,580	05/31/2018
Purchase of Common Stock	6,204	06/01/2018
Purchase of Common Stock	1,700	06/04/2018
Purchase of Common Stock	6,964	06/05/2018
Purchase of Common Stock	14,800	06/06/2018
Purchase of Common Stock	9,278	06/07/2018
Purchase of Common Stock	19,969	06/08/2018
Purchase of Common Stock	695	06/11/2018
Purchase of Common Stock	1,045	06/12/2018
Purchase of Common Stock	2,500	06/14/2018
Purchase of Common Stock	200	06/18/2018
Purchase of Common Stock	100	06/19/2018
Purchase of Common Stock	200	06/25/2018
Sale of Common Stock	(35,000)	07/19/2018
Purchase of Common Stock	4,559	07/25/2018
Purchase of Common Stock	10,373	07/26/2018
Purchase of Common Stock	19,452	07/27/2018

I-1

Purchase of Common Stock	2,616	07/30/2018
Purchase of Common Stock	500	07/31/2018
Purchase of Common Stock	3,295	08/01/2018
Purchase of Common Stock	6,978	08/02/2018
Purchase of Common Stock	3,889	08/03/2018
Purchase of Common Stock	9,056	08/06/2018
Purchase of Common Stock	1,322	08/07/2018
Purchase of Common Stock	521	08/09/2018
Purchase of Common Stock	2,664	08/14/2018
Purchase of Common Stock	890	08/15/2018
Purchase of Common Stock	372	08/17/2018
Purchase of Common Stock	613	08/20/2018
Purchase of Common Stock	8,800	08/21/2018
Purchase of Common Stock	11,000	08/23/2018
Purchase of Common Stock	4,037	08/24/2018

I-2

SCHEDULE II

The following table is reprinted from the preliminary proxy statement filed by
Schmitt Industries, Inc. with the Securities and Exchange Commission on September 4, 2018.2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of August 24, 2018 by (i) each person who is known to the Company to own beneficially more than 5% of the Company’s outstanding Common Stock, (ii) each of the Company’s Directors, (iii) the Company’s Named Executive Officers and (iv) all Directors and executive officers as a group. The information in this table is based solely on statements in filings with the SEC or other reliable information, and assumes that 3,994,545 shares were issued and outstanding on August 24, 2018.

	Shares Beneficially Owned(1)
Directors and Executive Officers(2)	Number	Percent
David W. Case(3)	137,929	3.4%
Ann M. Ferguson(4)	63,333	1.6%
David M. Hudson(5)	77,634	1.9%
Michael J. Ellsworth(6)	48,032	1.2%
Maynard E. Brown(7)	43,194	1.1%
Charles Davidson(8)	11,000	*
All directors and executive officers as a group (six persons)(9)	381,122	9.4%
>5% Shareholders
GAMCO Investors, Inc., One Corporate Center, Rye, NY 10580(10)	701,029	17.5%
Walter Brown Pistor, 2415 Kalama River Road, Kalama, WA 98625(11)	509,331	12.8%
Sententia Capital Management LLC, 102 W. 87th Street, No. 1S, New York, NY(12)	323,937	8.1%
Renaissance Technologies LLC, 800 Third Avenue, New York, NT 10022(13)	283,100	7.1%

_______________

*	Less than 1%.
(1)	For the purpose of this table, beneficial ownership includes securities that can be acquired by a person within 60 days from August 24, 2018 upon the exercise of options. Accordingly, each person’s percentage of beneficial ownership is determined by assuming that options held by such person (but not those held by any other person) and that are exercisable within 60 days from August 24, 2018 have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.
(2)	Except as noted, the address of each person is: C/O Schmitt Industries, Inc., 2765 N.W. Nicolai Street, Portland, Oregon 97210.
(3)	Includes 79,596 shares held as of August 24, 2018 and 58,333 shares subject to options that are exercisable within 60 days of August 24, 2018.
(4)	Includes 63,333 shares subject to options that are exercisable within 60 days of August 24, 2018.
(5)	Includes 3,468 shares held as of August 24, 2018 and 74,166 shares subject to options that are exercisable within 60 days of August 24, 2018.
(6)	Includes 13,866 shares held as of August 24, 2018 and 34,166 shares subject to options that are exercisable within 60 days of August 24, 2018.
(7)	Includes 15,694 shares held as of August 24, 2018 and 27,500 shares subject to options that are exercisable within 60 days of August 24, 2018.
(8)	Includes 1,000 shares held as of August 24, 2018 and 10,000 shares subject to options that are exercisable within 60 days of August 24, 2018.
(9)	Includes 267,498 shares subject to options that are exercisable within 60 days of August 24, 2018.
(10)	Information reported herein is made in reliance on a Schedule 13D/A filed by GAMCO Investors, Inc. et al.
(11)	Information reported herein is made in reliance on a Schedule 13D filed by Mr. Pistor.
(12)	Information reported herein is made in reliance on a Schedule 14A filed by Sententia Capital Management LLC.
(13)	Information reported herein is made in reliance on a Schedule 13F filed by Renaissance Technologies LLC.

2 Once the Company files its definitive proxy statement for the Annual Meeting, SENTENTIA intends to supplement this Proxy Statement to update this information and file revised definitive materials with the Securities and Exchange Commission, if necessary.

II-1

IMPORTANT

Tell the Board what you think! Your vote is important. No matter how few shares of Common Stock you own, please give SENTENTIA your proxy FOR the election of the Nominees by taking three steps:

•	SIGNING the enclosed BLUE proxy card;
•	DATING the enclosed BLUE proxy card; and
•	MAILING the enclosed BLUE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

 If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed BLUE voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact InvestorCom at the address set forth below.

If you have any questions, require assistance in voting your BLUE proxy card,

or need additional copies of SENTENTIA’s proxy materials,

please contact InvestorCom at the phone numbers listed below.

65 Locust Avenue, Suite 302

New Canaan, CT 06840

Shareholders call toll free at (877) 972-0090

Banks and Brokers may call collect at (203) 972-9300

SCHMITT INDUSTRIES, INC.

2018 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF SENTENTIA GROUP, LP

THE BOARD OF DIRECTORS OF SCHMITT INDUSTRIES, INC.
IS NOT SOLICITING THIS PROXY

P    R    O    X    Y

The undersigned appoints Michael R. Zapata as attorney and agent with full power of substitution to vote all shares of common stock of Schmitt Industries, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2018 Annual Meeting of Shareholders of the Company scheduled to be held on Friday, October 12, 2018, at 3:00 p.m. local time, at the Company’s headquarters at 2765 N.W. Nicolai St., Portland, Oregon 97210 (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorney and proxy, his substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorney and proxy or his substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Sententia Group, LP (“Sententia”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “AGAINST” PROPOSAL 2 AND “FOR” PROPOSAL 3.

This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with Sententia’s solicitation of proxies for the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] Please mark vote as in this example

SENTENTIA STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE NOMINEES LISTED BELOW IN PROPOSAL 1. SENTENTIA MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSALS 2 AND 3.

1.	Sententia’s proposal to elect Andrew P. Hines and Michael R. Zapata as directors of the Company to serve until the 2021 Annual Meeting of Shareholders.
		FOR	WITHHOLD AUTHORITY
Nominees:	Andrew P. Hines Michael R. Zapata	☐	☐

Sententia does not expect that any of the nominees will be unable to stand for election, but, in the event that any nominee is unable to serve or for good cause will not serve, the shares of common stock represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Company’s organizational documents and applicable law. In addition, Sententia has reserved the right to nominate substitute person(s) if the Company makes or announces any changes to its organizational documents or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any nominee, to the extent this is not prohibited under the Company’s organizational documents and applicable law. In any such case, shares of common stock represented by this proxy card will be voted for such substitute nominee(s).

_________________________________________________________________

2.	the Company’s proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers.
☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	the Company’s proposal to ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending May 31, 2019.
☐	FOR	☐	AGAINST	☐	ABSTAIN

DATED: ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.